CONTACTS:
Donald R. Peck
LoJack Corporation
(781) 302-4200

David Calusdian
Sharon Merrill Associates
(617) 542-5300

LOJACK CORPORATION REPORTS FINANCIAL RESULTS
FOR THE FOURTH QUARTER AND FULL-YEAR 2012

Highlights

•	Full-Year Revenue in Line with Guidance; Adjusted EBITDA at High End of Guidance

•	Fourth-Quarter LoJack U.S. Dealer Channel Unit Volume Up 21%, Nearly Doubling Auto Industry Growth

•	Argentina Import Restrictions Continue to Affect International Business

•	New Strategic Alliance with TomTom Adds Recurring Revenue Business Model

•	Company Expects Double-Digit Revenue Growth for Full-Year 2013

Canton, MA, February 27, 2013 – LoJack Corporation (NASDAQ GS: LOJN), the company that created the stolen vehicle recovery market, today reported financial results for the fourth quarter and 12 months ended December 31, 2012.

“Our strategic focus on top-volume accounts generated strong unit volume for LoJack in the fourth quarter,” said Randy L. Ortiz, the Company's Chief Executive Officer and President. “Unit volume in our U.S. dealer channel increased 21 percent for the quarter, nearly double the 11 percent increase for the U.S. retail auto industry as a whole, as we successfully capitalized on the strong domestic auto market with a refocused sales effort. The growth in our U.S. dealer channel underscores the powerful value proposition inherent in our pre-install program. This program is being embraced by our dealer partners, who recognized that LoJack's outstanding brand, unique integration with law enforcement and broad distribution network represent key benefits for consumers.”

“We also achieved a milestone in our growth strategy with our new alliance with TomTom,” Ortiz said.
“This relationship signals our intention to reposition the LoJack brand beyond stolen vehicle recovery into the telematics market, with recurring revenue from a subscription-based, software-as-a-service business model. We are excited about the resulting opportunities to market these fleet management solutions and software services through our commercial and domestic dealer sales force.”

For the 12 months ended December 31, 2012, consolidated revenue was $132.5 million, in line with the Company's guidance of $132 million to $134 million. U.S. revenue increased 5% to $89.2 million from $84.8 million for full-year 2011. International licensee revenue totaled $26.4 million, declining 32% from $38.8 million in 2011, due primarily to the ongoing trade and import restrictions in Argentina.

Consolidated revenue for the fourth quarter of 2012 was $33.8 million, compared with $42.5 million for the fourth quarter of 2011. The decrease primarily reflected weakness in the Company's International segment related to trade and import restrictions in Argentina. U.S. revenue declined 9% to $20.8 million from $22.8 million for the same quarter a year earlier. Revenue for the 2011 period reflected the transfer of extended warranty obligations to a third party, resulting in recognizing $2.6 million in revenue. International licensee revenue was $8.7 million in the fourth quarter of 2012 versus $15.2 million in the comparable quarter of 2011.

Consolidated gross profit for the fourth quarter of 2012 was $17.9 million, or 52.8% of revenue, compared with $23.0 million, or 54.1% of revenue, in the same quarter of 2011. Gross profit for the fourth quarter of 2011 included $2.3 million of gross margin related to the extended warranty liability transfer. Operating expenses in the fourth quarter of 2012 were $16.8 million, a decrease of 3.3% from $17.3 million in the fourth quarter of 2011. This reduction reflected lower G&A and depreciation expenses, partially offset by the write-down of goodwill in the Company's SafetyNet business, resulting in a non-cash charge of $472,000 in the fourth quarter of 2012. Outside legal expenses decreased $288,000, or 35%, in the 2012 fourth quarter, primarily due to the previously announced settlement agreement in the California wage and hour class action litigation.

Net income attributable to LoJack Corporation for the fourth quarter of 2012 was $1.5 million, or $0.08 per diluted share, compared with net income of $4.6 million, or $0.26 per diluted share, in the comparable period of 2011. For the full year, the net loss attributable to LoJack Corporation was $8.4 million, or $0.48 per share, compared with net income of $1.4 million, or $0.08 per diluted share, in 2011. Results for the full-year 2012 period included a charge of $6.9 million, or $0.40 per diluted share, related to the previously announced settlement of the remaining claims in two California wage-and-hour class action lawsuits against the Company. Adjusted EBITDA for the fourth quarter of 2012, which excludes the items reflected in Table 1, was $3.2 million, compared with adjusted EBITDA of $7.7 million in the fourth quarter of 2011. For the full year, adjusted EBITDA was $6.9 million, at the high end of the Company's guidance range of $5 to $7 million, compared with adjusted EBITDA for 2011 of $13.3 million.

Business Outlook
“Looking ahead, we plan to meet or exceed the growth of the U.S. retail automotive market in 2013 through a number of key initiatives,” said Ortiz. “First, we are becoming a data-driven company to capitalize on the technology and opportunities that are reshaping the automobile industry. We also are establishing sales and marketing partnerships with the nation's top-volume dealer groups. An important component of this effort will be the continued focus on our successful pre-install programs, which we see as the foundation for broader and deeper relationships with our dealer partners and consumers. Our international business is expected to remain variable during the year, particularly in light of Argentina's trade restrictions. ”

“In addition, we plan to enrich the LoJack experience for consumers through additional products and services and generate new revenue streams through initiatives such as our TomTom alliance,” Ortiz said. “Building this business will require significant investment in the people, technology and systems to establish our infrastructure and support the rollout of new offerings. As a result, we expect our fleet management business to be accretive to earnings on a GAAP basis beginning in the fourth quarter of this year.”

For full-year 2013, LoJack expects that consolidated revenue will increase approximately 10% over 2012, and that Adjusted EBITDA will be 3-7% of consolidated revenue for the full year.

Fourth-Quarter and Full-Year Financial Results Conference Call
In conjunction with its fourth-quarter and full-year 2012 financial results, LoJack will host a conference call for investors and analysts at 8:30 a.m. ET today. To access the webcast of the call, log onto http://www.lojack.com (click “About Us,” “Investor Relations,” and then click “Events and Presentations”). The live call can also be accessed by 877-868-1835 (toll-free) or 914-495-8581 (international) and using 94669955 as the conference ID. An archive of the webcast will be available on the Company's website.

About LoJack Corporation
LoJack Corporation, the company that has helped more than nine million people protect their vehicles in the event of theft over the past 25+ years, today provides safety, security and protection for an ever-growing range of valuable assets and people. Leveraging its core strengths, including its well-known brand, direct integration with law enforcement and dealer distribution network, LoJack Corporation is expanding into new areas across the continuum from theft deterrence to recovery. The Company is focusing on creating a new level of value for its dealer, customer and investor communities by delivering innovative offerings and multiple technologies in expanding geographies. For more information, visit www.lojack.com, www.autotheftblog.com, www.youtube.com/lojack, www.twitter.com/LoJackCorp or www.Facebook.com/LoJackCorp.

Safe Harbor Regarding Forward Looking Statements
From time to time, information provided by the Company or statements made by its employees may contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws, which involve risks and uncertainties. You can identify these statements by use of the words “assumes,” “believes,” “estimates,” “expects,” “will,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. Any statements in this news release that are not statements of historical fact are forward-looking statements, including, but not limited to, statements concerning (a) the Company's markets, including the domestic auto market and international markets, (b) conditions in the automotive industry and market trends, (c) the Company's strategic initiatives and plans for growth and future operations, including with respect to the Company's pre-install programs and the “connected car”, (d) the Company's relationships with consumers, dealer groups and other dealer-partners, (e) the Company' strategic alliance with TomTom, (f) the development of new products and services, and (g) the Company's future financial performance, including expected revenue and adjusted EBITDA, the Company's expected growth relative to the U.S. retail auto market and the expected impact of the Company's fleet management business on earnings. Such forward-looking statements are based on a number of assumptions and involve a number of risks and uncertainties, and accordingly, actual results could differ materially. Factors that may cause such differences include, but are not limited to: (i) the continued and future acceptance of the Company's products and services, including our pre-install program; (ii) our ability to obtain financing from lenders; (iii) the outcome of ongoing litigation involving the Company; (iv) the final resolution of the settlement of the California wage-and-hour class action lawsuits; (v) the rate of growth in the industries of the Company's customers; (vi) our relationships with dealers, licensees and partners and the strength of their business; (vii) the presence of competitors with greater technical, marketing, and financial resources; (viii) the Company's customers' ability to access the credit markets, including changes in interest rates; (ix) the Company's ability to promptly and effectively respond to technological change to meet evolving customer needs; (x) the Company's ability to successfully expand its operations, including through the introduction of new products and services; (xi) conditions in the automotive retail market and changes in customer demand and automotive production schedules; (xii) the Company's ability to achieve the expected benefits of its strategic alliance with TomTom; (xiii) changes in general economic or geopolitical conditions, including the European debt crisis; and (xiv) trade tensions and governmental regulations and restrictions on sales to our licensees. For a further discussion of these and other significant factors to consider in connection with forward-looking statements concerning the Company, reference is made to the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and the Company's other filings with the Securities and Exchange Commission.

Readers should not place undue reliance on any forward-looking statements, which only speak as of the date made. Except as required by law, the Company undertakes no obligation to release publicly the result of any revision to the forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains the non-GAAP financial measure, adjusted EBITDA. The Company believes that the inclusion of this non-GAAP financial measure in this press release helps investors to gain a meaningful understanding of changes in the Company's core operating results, and can also help investors who wish to make comparisons between LoJack and other companies on both a GAAP and a non-GAAP basis. LoJack management uses this non-GAAP measure, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management to assist with their financial and operating decision making.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release may be different from, and therefore may not be comparable to, similar measures used by other companies. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release.

Table 1 – Adjusted EBITDA Computation

GAAP to Pro Forma Non-GAAP Reconciliation
(in thousands)

	Three Months Ended	Three Months Ended
	December 31, 2012	December 31, 2011
	$	$

Net income, as reported	1,496	4,609
Adjusted for:
Provision for income taxes	(383)	1,409
Other income (expense)	10	369
Operating income	1,103	5,649
Adjusted for:
Depreciation and amortization	1,204	1,507
Stock compensation expense	462	520
Impairment of goodwill	472	—
Adjusted EBITDA	3,241	7,676

	Year Ended	Year Ended
	December 31, 2012	December 31, 2011
	$	$

Net income (loss), as reported	(8,288)	1,388
Adjusted for:
Provision for income taxes	472	2,566
Other income (expense)	(197)	1,389
Operating income (loss)	(7,619)	2,565
Adjusted for:
Depreciation and amortization	4,711	6,426
Stock compensation expense	2,441	2,436
Legal settlement	6,930	1,869
Impairment of goodwill	472	—
Adjusted EBITDA	6,935	13,296

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	Three Months Ended
	December 31,
	2012	2011
	(unaudited)

Revenue	$33,824	$42,469

Cost of goods sold	15,969	19,504

Gross profit	17,855	22,965

Costs and expenses:
Product development	1,162	1,312
Sales and marketing	7,093	6,782
General and administrative	6,891	7,789
Depreciation and amortization	1,134	1,433
Impairment of goodwill	472	—
Total	16,752	17,316

Operating income	1,103	5,649

Other income (expense):
Interest income	25	59
Interest expense	(190)	(152)
Other, net	175	462
Total	10	369

Income before provision for income taxes	1,113	6,018
Provision (benefit) for income taxes	(383)	1,409
Net income	1,496	4,609
Net income attributable to noncontrolling interest in consolidated subsidiary	34	12
Net income attributable to LoJack Corporation	$1,462	$4,597

Net income per diluted share attributable to LoJack Corporation	$0.08	$0.26

Weighted average diluted common shares outstanding	17,824,910	17,855,201

LoJack Corporation and Subsidiaries
Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

	Full Year Ended
	December 31,
	2012	2011
	(unaudited)

Revenue	$132,528	$140,821

Cost of goods sold	61,358	67,932

Gross profit	71,170	72,889

Costs and expenses:
Product development	5,410	5,318
Sales and marketing	29,018	26,880
General and administrative	32,546	30,189
Legal settlement	6,930	1,869
Depreciation and amortization	4,413	6,068
Impairment of goodwill	472	—
Total	78,789	70,324

Operating income (loss)	(7,619)	2,565

Other income (expense):
Interest income	141	1,005
Interest expense	(730)	(638)
Other, net	392	1,022
Total	(197)	1,389

Income (loss) before provision for income taxes	(7,816)	3,954
Provision for income taxes	472	2,566
Net income (loss)	(8,288)	1,388
Net income (loss) attributable to noncontrolling interest in consolidated subsidiary	95	(41)
Net income (loss) attributable to LoJack Corporation	$(8,383)	$1,429

Net income (loss) per diluted share attributable to LoJack Corporation	$(0.48)	$0.08

Weighted average diluted common shares outstanding	17,515,903	17,967,394

LoJack Corporation and Subsidiaries
Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2012	December 31, 2011
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$48,592	$49,645
Restricted cash	225	225
Marketable securities at fair value	1,877	1,778
Accounts receivable, net	20,037	28,492
Inventories	7,123	6,628
Prepaid and other expenses	2,917	3,016
Prepaid and receivable income taxes	1,319	429
Deferred income taxes	586	504
Total current assets	82,676	90,717
PROPERTY AND EQUIPMENT	11,686	13,426
DEFERRED INCOME TAXES	145	124
INTANGIBLE ASSETS—NET	100	110
GOODWILL	1,245	1,717
OTHER ASSETS—NET	6,076	8,189
TOTAL ASSETS	$101,928	$114,283
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short term debt	$274	$274
Accounts payable	5,979	6,222
Accrued and other liabilities	15,827	12,107
Current portion of deferred revenue	13,274	19,007
Accrued compensation	3,290	4,211
Total current liabilities	38,644	41,821
LONG TERM DEBT	13,820	11,013
DEFERRED REVENUE	13,395	19,430
DEFERRED INCOME TAXES	586	313
OTHER ACCRUED LIABILITIES	3,994	3,684
ACCRUED COMPENSATION	1,243	1,241
Total liabilities	71,682	77,502
COMMITMENTS AND CONTINGENT LIABILITIES
EQUITY:
Preferred stock—$.01 par value; authorized, 10,000,000 shares	—	—
Common stock—$.01 par value; authorized, 35,000,000 shares; issued and outstanding 18,187,703 at December 31, 2012 and 18,101,003 at December 31, 2011	182	181
Additional paid-in capital	23,261	21,265
Accumulated other comprehensive income	6,191	6,435
Retained earnings	737	9,120
Total LoJack Corporation equity	30,371	37,001
Noncontrolling interest in subsidiary	(125)	(220)
Total equity	30,246	36,781
TOTAL LIABILITIES AND EQUITY	$101,928	$114,283